UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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MICRONETICS, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

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MICRONETICS, INC.

26 Hampshire Drive

Hudson, New Hampshire 03051

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m. on October 22, 2009

TO THE STOCKHOLDERS OF MICRONETICS, INC.:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “Meeting”) of MICRONETICS, INC. (the “Company”) will be held on October 22, 2009 at 11:00 A.M. at the offices of Morse, Barnes-Brown & Pendleton, P.C., 1601 Trapelo Road, Suite 205, Waltham, Massachusetts, to consider and vote on the following matters described under the corresponding numbers in the attached Proxy Statement:

1.	To elect five directors; and

2.	To transact such other business as may properly come before the Meeting.

The Board of Directors has fixed the close of business on August 27, 2009 as the record date for the determination of stockholders entitled to vote at the Meeting, and only holders of shares of Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

A complete list of stockholders entitled to vote at the Meeting shall be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours from September 22, 2009 until the Meeting at the principal executive offices of the Company. The list will also be available at the Meeting.

Whether or not you expect to be present at the Meeting, please fill in, date, sign, and return the enclosed Proxy, which is solicited by management. The Proxy is revocable and will not affect your vote in person in the event you attend the Meeting.

By Order of the Board of Directors

KEVIN BEALS
Secretary

September 8, 2009

Requests for additional copies of the proxy materials and the Company’s Annual Report for its fiscal year ended March 31, 2009 should be addressed to Shareholder Relations, Micronetics, Inc., 26 Hampshire Drive, Hudson, New Hampshire 03051. This material will be furnished without charge to any stockholder requesting it.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED

PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

MICRONETICS, INC.

26 Hampshire Drive

Hudson, New Hampshire 03051

Proxy Statement

The enclosed proxy is solicited by the management of Micronetics, Inc. in connection with the 2009 Annual Meeting of Stockholders to be held on October 22, 2009 at 11:00 A.M. (the “Meeting”) at the offices of Morse, Barnes-Brown & Pendleton, P.C., 1601 Trapelo Road, Suite 205, Waltham, Massachusetts and any adjournment thereof. The Board of Directors of the Company (the “Board of Directors”) has set the close of business on August 27, 2009 as the record date for the determination of stockholders entitled to vote at the Meeting. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later-dated proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person.

The proxy will be voted in accordance with your directions to:

1.	Consider and act upon a motion to elect five directors; and

2.	Transact such other business as may properly come before the Meeting.

In the absence of direction, the proxy will be voted in favor of management’s proposals.

The Proxy Statement, the attached Notice of Meeting, the enclosed form of proxy and the Annual Report are being mailed to stockholders on or about September 8, 2009. The Company’s principal executive offices are located at 26 Hampshire Drive, Hudson, New Hampshire 03051 and its telephone number at that location is (603) 883-2900.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 22, 2009: The Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the year ended March 31, 2009 are available at www.micronetics.com/2009ProxyMaterials.

The entire cost of soliciting proxies will be borne by the Company. The costs of solicitation, which represent an amount believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the costs of supplying necessary additional copies of the solicitation materials and the Company’s Annual Report to Stockholders for its fiscal year ended March 31, 2009 (the “Annual Report”) to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Reports to such beneficial owners.

Only stockholders of record of the Company’s 4,553,635 shares of Common Stock (the “Common Stock”) outstanding at the close of business on August 27, 2009, will be entitled to vote at the Meeting.

Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Common Stock represented in person or by proxy at the Meeting will constitute a quorum at the Meeting. All shares of the Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

The Directors will be elected by a plurality of the votes property cast at the Meeting. Abstentions and broker non-votes as to this election do not count as votes for or against such election.

PROPOSAL 1

ELECTION OF DIRECTORS

Five directors are to be elected by a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon, each to hold office until the next Annual Meeting of Stockholders and until his or her respective successor is elected and qualified. The persons named in the accompanying proxy have advised management that it is their intention to vote for the election of the following nominees as directors unless authority is withheld:

(1)	David Siegel
(2)	David Robbins
(3)	Gerald Y. Hattori
(4)	Stephen N. Barthelmes, Jr.
(5)	D’Anne Hurd

Management has no reason to believe that any nominee will be unable to serve. In the event that any nominee becomes unavailable, the proxies may be voted for the election of such person or persons who may be designated by the Board of Directors.

The Board of Directors recommends that you vote FOR the election of the five nominees set forth above.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information as to our current directors:

Name	Age	Position with the Company	Director Since
David Siegel*	83	Director	April 1987
David Robbins	44	Chief Executive Officer and Director	August 2003
Gerald Y. Hattori*	57	Lead Director	September 2004
Stephen N. Barthelmes, Jr.	42	President of Stealth Microwave, Inc., a wholly-owned subsidiary of the Company, and Director	October 2005
D’Anne Hurd*	58	Director	October 2006

*	Member of Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Mr. David Siegel has been a director of the Company since April 1987. Mr. Siegel is also a director of Surge Components, Inc., a distributor of passive electronic components, and a director and member of the audit and compensation committees of Nu Horizons, Inc. a distributor of electronic components. Mr. Siegel has also been Vice President of Great American Electronics, a distribution company, since 1983.

Mr. David Robbins has been Chief Executive Officer and a director of the Company since August 2003. Mr. Robbins also served as President of the Company from August 2003 until August 2008. Mr. Robbins served as Senior Vice President of the Company’s Defense Electronics Group from March 1999 until August 2003. He has been employed by the Company in various capacities since February 1992.

Mr. Gerald Y. Hattori has been a director of the Company since September 2004 and has been Lead Director since October 2006. In 2000, Mr. Hattori founded Evolution Management, Inc., a business advisory and strategic planning consulting firm, where he is currently employed. From February 1999 until July 2000, Mr. Hattori was Vice-President and Chief Financial Officer, Treasurer and Secretary of Airnet Communications Corporation, then a publicly-traded company which manufactured wireless telecommunications infrastructure equipment. From September 1996 until February 1999, Mr. Hattori was Vice President of Finance, Chief Financial Officer and Treasurer of Nexar Technologies, Inc., a personal computer manufacturer.

Mr. Stephen N. Barthelmes, Jr. has been President of Stealth Microwave, Inc., a wholly-owned subsidiary of the Company (“Stealth”), since the date of its acquisition by the Company in June 2005. He was Vice President of Operations of Stealth prior to the acquisition for more than 10 years and was one of Stealth’s founding members.

Ms. D’Anne Hurd has been a Director of the Company since October 2006. Ms. Hurd currently serves as Vice President and General Counsel for Worcester Polytechnic Institute (WPI) and Vice President for Business Development at Gateway Park (WPI’s life sciences/ bioengineering development). She has held these positions since January 2006. Ms. Hurd is Chairman of the Audit Committee of Data Translation, Inc. and Vaso Active Pharmaceuticals, Inc. She brings over 30 years of experience in start-ups as well as established public companies, most recently serving as Senior Vice President, CFO and Treasurer of NMS Communications, Inc. Ms. Hurd served as CFO and General Counsel of STARBAK Communications, Inc. and its predecessor company, Vividon, Inc. from March 2001 until January 2004. Prior to joining Vividon, Inc., Ms. Hurd served as CFO and General Counsel for NaviPath, Inc., a majority-owned subsidiary of CMGI, Inc. Previously, Ms. Hurd was the CFO and General Counsel for SmartRoute Systems, Inc., the Cambridge, MA provider of real-time, digital traffic data. Ms. Hurd’s years of experience in executive-level management also include senior finance positions at GTE Corporation and PepsiCo, Inc. where she was responsible for their global cash management and banking relationships, and seven years as an associate with the Boston law firm Burns & Levinson, where she advised private and public clients on all aspects of corporate finance and securities law. Ms. Hurd also served on the

Board of Directors of the New England Chapter of the National Association of Corporate Directors (NACD) for several years and currently serves on the Board of several other nonprofit entities.

During the Company’s fiscal year ended March 31, 2009 (“Fiscal 2009”), the Board of Directors held six meetings and acted three times by unanimous written consent. During Fiscal 2009, each director attended each meeting. All of the Board members attended the Company’s 2008 Annual Meeting of Stockholders, and the Company expects that all of the Board members will attend the 2009 Annual Meeting.

Other Executive Officers

Mr. Kevin Beals, 47, has been President of the Company since August 2008. Mr. Beals served as Vice President of Business Development of the Company from October 2006 until August 2008. From 1991 until October 2006, Mr. Beals held various positions, including District Sales Manager, with M/A-COM, a manufacturer of RF, microwave and millimeter wave semiconductors, components and technologies. From 1983 until 1991, Mr. Beals was a Product Line Manager and held various engineering positions with Alpha Industries.

Mr. Carl Lueders, 59, was appointed Acting Chief Financial Officer of the Company in August 2008. Mr. Lueders spent 22 years at Polaroid Corporation, a $2 billion manufacturer and distributor of instant, photographic products. During his last six years at Polaroid, Mr. Lueders served as Chief Financial Officer, Treasurer and Vice-President and Controller. While at Polaroid he also held a variety of planning and analysis and business unit controller positions. Most recently, from 2005 until 2007, Mr. Lueders was Chief Financial Officer of Pro-Pharmaceuticals, Inc. an early stage public biotech company. From 2003 until 2004, Mr. Lueders was the Chief Financial Officer of R. F. Morse & Son, Inc., a privately-held supplier of agricultural products. Mr. Lueders has joined Micronetics as an independent contractor.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of Securities Exchange Act of 1934 requires the Company’s executive officers, directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Based solely on its review of the copies of such forms and amendments thereto received by it, the Company believes that during Fiscal 2009 all executive officers, directors and owners of ten percent of the outstanding shares of Common Stock complied with all applicable filing requirements.

Code of Conduct and Ethics

Micronetics has adopted a Code of Conduct and Ethics applicable to its directors, officers and employees including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of Micronetics’ Code of Conduct and Ethics is available on Micronetics’ website www.Micronetics.com. Micronetics intends to post amendments to or waivers from its Code of Conduct and Ethics (to the extent applicable to its principal executive officer, principal financial officer or principal accounting officer) on its website. Micronetics’ website is not part of this proxy statement.

Certain Relationships and Related Transactions

Item 404 of Regulation S-K requires Micronetics to disclose any transaction or currently proposed transaction in which Micronetics is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of Micronetics’ total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

Micronetics has entered into a lease with SBJ Development, LLC (the “Landlord”) for a new headquarters for its subsidiary Stealth Microwave, Inc. The property is located in Ewing Township, New Jersey. Each of Stephen N. Barthelmes, Jr., a director of Micronetics and President of Micronetics’ subsidiary Stealth Microwave, Inc., and Kevin Beals, President of Micronetics, is a member of the Landlord. The lease has an initial term of five years and contains three options to extend the lease each for a term of five years. The proposed rent for the initial term of the lease is $216,000 per year. Mr. Barthelmes and Mr. Beals own twenty-one percent and sixteen percent, respectively, of the outstanding units of membership interest of the Landlord.

In accordance with our Audit Committee charter, the Audit Committee has reviewed and approved the terms of the lease.

Since April 1, 2008, Micronetics has not been a participant in any other transaction that is reportable under Item 404 of Regulation S-K.

Policies and Procedures Regarding Review, Approval or Ratification of Related Person Transactions

In accordance with our Audit Committee charter, the Audit Committee is responsible for reviewing and approving the terms of any transaction in which Micronetics is a participant and in which any related person has or will have a direct or indirect material interest. Therefore, any material financial transaction between Micronetics and any related person would need to be approved by our Audit Committee prior to us entering into such transaction.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth the total compensation paid or accrued for the fiscal years ended March 31, 2008 and March 31, 2009 for our principal executive officer and our other two most highly compensated executive officers who were serving as executive officers on March 31, 2009. We refer to these officers as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
David Robbins	2009	$200,000	—	$22,085	$10,082	(2)	$232,167
Chief Executive Officer	2008	$195,192	$140,936	$40,101	$9,335	(3)	$385,564

Stephen N. Barthelmes, Jr.	2009	$169,615	—	$41,381	$6,052	(4)	$217,048
President of Stealth Microwave, Inc. a wholly owned subsidiary of Micronetics, Inc.	2008	$173,253	$65,000	$93,535	$4,716	(5)	$363,504

Kevin Beals	2009	$179,920	$25,000	$50,735	$11,233	(6)	$266,888
President	2008	$138,840	$25,000	$50,786	$6,969	(7)	$221,595

(1)	The amounts listed in this column do not reflect compensation actually received by our named executive officers. The amounts in this column represent the amount of stock based compensation recognized for financial statement reporting purposes in our financial statements for the fiscal years ended March 31, 2009 and March 31, 2008, in accordance with SFAS No. 123(R) and therefore may include amounts from awards granted in prior fiscal years. Please see Note 10 “Stock Option Plans and Stock Based Compensation” in our Form 10-K for the fiscal year ended March 31, 2009 filed with the SEC on June 29, 2009, which identifies assumptions used in the valuation of our option awards in accordance with SFAS No. 123(R). The calculation in the table above excludes all assumptions with respect to forfeitures. A forfeiture rate was used in the expense calculation in the financial statements. There can be no assurance that the amounts set forth in the Option Awards column will ever be realized.
(2)	Includes expenses relating to furnishing an automobile of $6,000, company matching contributions to the Company’s 401(k) plan of $3,000 and life and disability insurance premiums of $1,082.
(3)	Includes expenses relating to furnishing an automobile of $6,000, company matching contributions to the Company’s 401(k) plan of $3,231 and life and disability insurance premiums of $104.
(4)	Includes expenses relating to, company matching contributions to the Company’s 401(k) plan of $5,088 and life and disability insurance premiums of $964.
(5)	Includes expenses relating to company matching contributions to the Company’s 401(k) plan of $4,612, and life insurance premiums paid for term life and disability insurance premiums of $104.
(6)	Includes expenses relating to furnishing an automobile of $4,800, company matching contributions to the Company’s 401(k) plan of $5,398 and life and disability insurance premiums of $1,035.
(7)	Includes expenses relating to furnishing an automobile of $4,800, contributions to the Company’s 401(k) plan of $2,065 and life and disability insurance premiums of $104.

Employment Agreements

David Robbins

On July 16, 2007, the Company entered into an Employment Agreement with David Robbins, its Chief Executive Officer. Pursuant to the terms of the Employment Agreement, Mr. Robbins will receive an annual base salary of $200,000, which may be increased by the Board of Directors from time to time, and will be eligible to receive employee benefits available to the Company’s employees as well as benefits available to other officers of the Company. In addition, Mr. Robbins will receive an annual cash bonus in an amount equal to the sum of

(i) 3% of the Company’s income before taxes for the applicable fiscal year, plus (ii) 5% of the excess (if any) of the Company’s income before taxes for the current fiscal year over the Company’s income before taxes for the immediately preceding fiscal year.

If Mr. Robbins’ employment is terminated without “Cause” or for “Good Reason” (as such terms are defined in the Employment Agreement), the Company must pay Mr. Robbins a lump sum severance payment equal to (i) six months of his base salary, (ii) the cash bonus for the current fiscal year, pro-rated for the portion of the fiscal year for which Mr. Robbins was employed by the Company, and (iii) an additional bonus calculated as set forth above for the six-month period ending on the last day of the calendar month immediately preceding the date of termination. In addition, for a period of six months from the date of such termination of employment the Company must continue to provide Mr. Robbins with the employee benefits then in effect for officers of the Company.

The Employment Agreement contains customary provisions regarding the protection of the Company’s confidential information and assignment of intellectual property to the Company. Pursuant to the terms of the Employment Agreement, Mr. Robbins covenants not to compete with the Company during the term of his employment with the Company and for a period of one year from the date of termination of his employment with the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding stock options for each named executive officer as of March 31, 2009.

	Option Grant Date	Number of Securities Underlying Unexercised Options		Option Exercise Price	Option Expiration Date
Name		Exercisable Options	Unexercisable Options
David Robbins	11/15/2004	50,000	—	$6.95	11/15/2009
	5/11/2005	7,500	2,500	$8.11	05/11/2010
Stephen N. Barthelmes, Jr.	6/10/2005	30,000	10,000	$8.00	06/10/2015
	6/10/2005	63,750	21,250	$8.00	06/10/2010
Kevin Beals	10/16/2006	22,500	22,500	$8.09	10/19/2016

All of the options listed above vest annually at the rate of 25% per year beginning the first anniversary of the grant date provided the holder of the option is an employee of the company. The exercise price of each option is set at the closing stock price on the date of grant. Option grants are approved by the Board of Directors. No options were exercised in Fiscal 2009.

COMPENSATION OF DIRECTORS

Director Compensation

The following table sets forth information concerning the compensation of our Directors who are not named executive officers for the fiscal year ended March 31, 2009.

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)	All Other Compensation	Total
Gerald Y. Hattori	$50,000	$29,589	—	$79,589
D’Anne Hurd	$30,000	$22,657	—	$52,657
David Siegel	$24,000	$29,589	—	$53,589

(1)	The amounts listed in this column do not reflect compensation actually received by the Directors. The amounts in this column represent the amount of stock based compensation recognized for financial statement reporting purposes in our financial statements for the fiscal year ended March 31, 2009, in accordance with SFAS No. 123(R) and therefore may include amounts from awards granted in prior fiscal years. Please see Note 10 “Stock Option Plans and Stock Based Compensation” in our Form 10-K for the fiscal year ended March 31, 2009 filed with the SEC on June 29, 2009, which identifies assumptions used in the valuation of our option awards in accordance with SFAS No. 123(R). The calculation in the table above excludes all assumptions with respect to forfeitures. A forfeiture rate was used in the expense calculation in the financial statements. There can be no assurance that the amounts set forth in the Option Awards column will ever be realized.
(2)	As of March 31, 2009, each non-employee director holds the following aggregate number of shares under outstanding stock options:

Name	Number of Shares Underlying Outstanding Stock Options
Gerald Y. Hattori	45,000
D’Anne Hurd	20,000
David Siegel	45,000

Each non-employee director of Micronetics receives a fee of $2,000 per month. In addition, Mr. Hattori, as Lead Director and Chair of the Audit Committee and Compensation Committee, receives an annual fee of $24,000, and Ms. Hurd, as Chair of the Nominating and Corporate Governance Committee, receives an annual fee of $6,000. Travel and lodging expenses are also reimbursed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on July 20, 2009, there were issued and outstanding 4,553,635 shares of our Common Stock entitled to cast 4,553,635 votes. On July 20, 2009, the closing price of our Common Stock as reported on the Nasdaq Capital Market was $3.18 per share. The following table provides information, as of July 20, 2009, with respect to the beneficial ownership of our Common Stock by:

•	each person known by us to be the beneficial owner of five percent or more of our Common Stock;

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

This information is based upon information received from or on behalf of the individuals named therein.

Name (1)	Number of Shares Owned (2)		Percent of Outstanding Shares
Noelle Kalin c/o Dillon, Bitar & Luther, LLC 53 Maple Avenue Morristown NJ 07960	571,363		12.5%
Babson Capital Management LLC Cobbs Wharf Master Fund L.P. 470 Atlantic Avenue Boston, MA 02210	365,000	(3)	8.0%
David Siegel	217,770	(4)	4.7%
David Robbins	184,880	(5)	4.0%
Gerald Y. Hattori	35,000	(6)	*
Stephen N. Barthelmes, Jr.	126,000	(7)	2.7%
D’Anne Hurd	7,500	(8)	*
Kevin Beals	32,597	(9)	*
All current executive officers and directors as a group (7 persons)	607,613	(10)	12.6%

*	less than 1%
(1)	Unless otherwise noted: (i) each person identified possesses sole voting and investment power over the shares listed; and (ii) the address of each person identified is c/o Micronetics, Inc., 26 Hampshire Drive, Hudson, New Hampshire 03051.
(2)	Includes shares subject to currently exercisable options (including options that will become exercisable within 60 days of July 20, 2009).
(3)	Based on the Schedule 13G filed by the holder on June 3, 2009. Babson Capital Management LLC serves as an investment advisor to Cobbs Wharf Master Fund, L.P., a Cayman Islands limited partnership, which was the registered holder of the shares reported as beneficially owned by Babson Capital.
(4)	Includes (i) 33,050 shares of Common Stock owned of record by RJW Trading Corp., a personal holding company 100% owned by Mr. Siegel and members of his family, (ii) 14,970 shares of Common Stock held in his retirement account and (iii) 35,000 shares subject to currently exercisable options.
(5)	Includes 60,000 shares subject to currently exercisable options.
(6)	Includes 35,000 shares subject to currently exercisable options.
(7)	Includes 125,000 shares subject to currently exercisable options.
(8)	Includes 7,500 shares subject to currently exercisable options.
(9)	Includes 22,500 shares subject to currently exercisable options.
(10)	Includes the shares listed in notes 4 through 9 and 3,866 shares of common stock owned by Carl L. Lueders, Micronetics’ Acting Chief Financial Officer.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The purpose of the Audit Committee is to perform general oversight of the Company’s accounting and financial reporting processes and the audits of its financial statements. Ms. Hurd and Messrs. Siegel and Hattori are the current members of the Audit Committee. All three of the current members of the Audit Committee are “independent directors” within the meaning of the applicable rules of the Commission and the Nasdaq Stock Market, Inc. Mr. Hattori is the chairman of the Audit Committee. The Board of Directors has determined that all members of the Audit Committee qualify as “audit committee financial experts” as defined in Item 407(d)(5) of Regulation S-K. The Board of Directors has adopted a written charter for the Audit Committee. A copy of such charter is available on the Company’s website, www.Micronetics.com. During Fiscal 2009, the Audit Committee met five times and each member of the Audit Committee attended each such meeting.

Compensation Committee

The Company established a Compensation Committee on October 20, 2005. The primary function of the Compensation Committee is to review and make recommendations to the Board on the Company’s compensation practices and policies; and to recommend the salaries and incentive compensation of the Chief Executive Officer and other executive officers. In addition the Compensation Committee administers and interprets the Company’s equity-based plans, including determining the individuals to whom stock options are awarded, the terms upon which the option grants are made, and the number of shares subject to each option granted. Ms. Hurd and Messrs. Siegel and Hattori are the current members of the Compensation Committee. Mr. Hattori is the chairman of the Compensation Committee. The Board of Directors has adopted a written charter for the Compensation Committee. A copy of such charter is available on the Company’s website, www.Micronetics.com. During Fiscal 2009, the Compensation Committee acted once through unanimous written consent.

Nominating and Corporate Governance Committee

The Company established a Nominating and Corporate Governance Committee on October 19, 2006. The primary functions of the Nominating and Corporate Governance Committee are to (i) identify individuals qualified to become members of the Board and recommend nominees for election as directors at each annual meeting of stockholders and nominees for election by the Board to fill any vacancies on the Board, (ii) develop and recommend to the Board corporate governance principles, and (iii) be responsible for an annual review of the performance of the Board. Ms. Hurd and Messrs. Siegel and Hattori are currently members of the Nominating and Corporate Governance Committee. Ms. Hurd is the chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at the 2010 Annual Meeting of Stockholders, it must follow the procedures described in “Stockholder Proposals and Recommendations for Director.”

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of such charter is available on the Company’s website, www.Micronetics.com. During Fiscal 2009, the Nominating and Corporate Governance Committee did not hold a formal meeting.

Communications with the Board of Directors

The Company encourages stockholder communications with the Board of Directors. Interested persons may directly contact any individual member of the Board of Directors as follows: Mr. Robbins at drobbins@micronetics.com; Mr. Hattori at ghattori@evolution-management.com; and Mr. Barthelmes, Mr. Siegel and Ms. Hurd at Micronetics, Inc., 26 Hampshire Drive, Hudson, New Hampshire 03051.

Audit Committee Report

The Audit Committee consists of three independent directors, all of whom are “independent directors” within the meaning of the applicable rules of the Commission and the Nasdaq Stock Market, Inc. The Audit Committee’s responsibilities are as described in a written charter adopted by the Board, a copy of which is available on the Company’s website at www.Micronetics.com.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for Fiscal 2009 with management and with the Company’s independent registered public accounting firm, Grant Thornton LLP. The Audit Committee also discussed with Grant Thornton LLP matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP as to that firm’s independence from management and the Company, as required by the Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees”, as adopted by the PCAOB in Rule 3600T, and has discussed with Grant Thornton LLP their independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board that the audited financial statements for Fiscal 2009 be included in the Company’s Annual Report on Form 10-K for Fiscal 2009 for filing with the Commission.

Submitted by the members of the Audit Committee:

Gerald Hattori, Chairman

David Siegel

D’Anne Hurd

Upon the recommendation of the Audit Committee, the Board of Directors has reappointed Grant Thornton LLP to audit the consolidated financial statements of the Company for Fiscal 2010. Grant Thornton LLP has served as the Company’s independent registered public accounting firm since Fiscal 2005. A representative from Grant Thornton LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

Audit Fees

The following table shows the aggregate fees that the Company paid or accrued for the audit and other services provided by Grant Thornton LLP for Fiscal 2009 and Fiscal 2008.

	Amount of Fee for
Type of Service	Fiscal 2008	Fiscal 2009
Audit Fees	$359,031	$330,314
Audit-Related Fees	—	—
Tax Fees	63,550	13,502
All Other Fees	—	—

Total	$422,581	$343,816

Audit Fees. This category includes fees for the audits of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category consists of due diligence in connection with acquisitions, various accounting consultations, and benefit plan audits.

Tax Fees. This category consists of professional services rendered for tax compliance, tax planning and tax advice. The services for the fees disclosed under this category include tax return preparation, research and technical tax advice.

All Other Fees. This category includes fees for all other products and services which do not fall within the above categories.

The Company retained Grant Thornton, LLP for tax preparation services in Fiscal 2008 and did not retain Grant Thornton, LLP for tax preparation services in Fiscal 2009. The Company did not retain Grant Thornton for any other services in either Fiscal 2009 or Fiscal 2008.

Audit Committee Pre-Approval Policies and Procedures.

Before an independent public accounting firm is engaged by the Company to render audit or non-audit services, the engagement is approved by the Audit Committee. Our Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. Our Audit Committee must pre-approve any audit and non-audit related services by our independent registered public accounting firm. During our fiscal year ended March 31, 2009, no services were provided to us by our independent registered public accounting firm other than in accordance with the pre-approval procedures described herein.

Other Matters

The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.

Stockholder Proposals and Recommendations for Director

Any stockholder of the Company who wishes to present a proposal to be considered at the next annual meeting of stockholders of the Company and who wishes to have such proposal presented in the Company’s Proxy Statement for such meeting must deliver such proposal in writing to the Company at 26 Hampshire Drive, Hudson, New Hampshire 03051 on or before June 10, 2010.

Stockholders may recommend individuals to the Board of Directors for consideration as potential director candidates by following the requirements under Article I, Section 10 of the Bylaws. In order to be eligible to nominate a person for election to our Board of Directors a stockholder must (i) comply with the notice procedures set forth in the Bylaws and (ii) be a stockholder of record on the date of giving such notice of a nomination as well as on the record date for determining the stockholders entitled to vote at the meeting at which directors will be elected.

To be timely, a stockholder’s notice must be in writing and received by our corporate secretary at our principal executive offices as follows: (A) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (B) in the case of an election of directors at a special meeting of stockholders, provided that the board of directors has determined that directors shall be elected at such meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (1) the 90th day prior to such special meeting and (2) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

In addition, a stockholder’s notice must contain the information specified in Article I, Section 10 of the Bylaws and must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The stockholder making a nomination must personally appear at the annual or special meeting of stockholders to present the nomination, otherwise the nomination will be disregarded.

Stockholders interested in making a nomination should refer to the complete requirements set forth in our Bylaws filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2006. Provided that the date of next year’s annual meeting of stockholders is not advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2009 annual meeting, any stockholder who wishes to make a nomination to be considered for the next annual meeting must deliver the notice specified by our Bylaws between June 25, 2010 and July 25, 2010. The By-Laws contain a number of substantive and procedural requirements which should be reviewed by any interested stockholder. Any notice should be mailed to: Secretary, Micronetics, Inc., 26 Hampshire Drive, Hudson, NH 03051.

By Order of the Board of Directors

KEVIN BEALS

Secretary

September 8, 2009

Appendix A

PROXY

MICRONETICS, INC.

26 Hampshire Drive

Hudson, New Hampshire 03051

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL

The Notice of Meeting, proxy statement and proxy card

are available at www.micronetics.com/2009ProxyMaterials

The undersigned, revoking all proxies, hereby appoints David Siegel and David Robbins and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of Micronetics, Inc. (the “Company”) which the undersigned would be entitled to vote if present at the Annual Meeting of Stockholders of the Company to be held on October 22, 2009, at 11:00 A.M. at the offices of Morse, Barnes-Brown & Pendleton, P.C., 1601 Trapelo Road, Suite 205, Waltham, Massachusetts and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and the Company’s Annual Report.

A.	Election of Directors

The Board of Directors Recommends a Vote FOR All Director Nominees.

		For	Withhold

1	David Siegel	☐	☐

2	David Robbins	☐	☐

3	Gerald Y. Hattori	☐	☐

4	Stephen N. Barthelmes, Jr.	☐	☐

5	D’Anne Hurd	☐	☐

B.	In Their Discretion, on Such Other Matters as May Properly Come Before the Meeting.

☐ For	☐ Against	☐ Abstain

Please Sign on the Reverse Side and Return this Proxy Promptly in the Enclosed Envelope.

This Proxy is solicited on behalf of the Board of Directors, and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR all Proposals.

Date:                                         , 2009

(Signature)

(Signature, if held jointly)

Where stock is registered in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign, date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

Requests for copies of proxy materials, the Company’s Annual Report for its fiscal year ended March 31, 2009 on Form 10-K should be addressed to Shareholder Relations, Micronetics, Inc., 26 Hampshire Drive, Hudson, New Hampshire 03051. This material will be furnished without charge to any stockholder requesting it.